Number                                                               Shares

          Incorporated under the laws of the state of Delaware


                     VALIANT HEALTHCARE, INC.


      The Corporation is authorized to issue 100,000,000 Common Shares--
               Par Value $0.0001 each

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may note be transferred unless (i) a Registration Statement with respect to the shares shall be effective under the Securities Act of 1933 and there shall have been compliance with applicable state law or (ii) the corporation shall have received a "no action" letter from the Securities and Exchange Commission covering such transfer and the equivalent ruling or letter pursuant to applicable state law, each in forms satisfactory to the corporation or (iii) the corporation shall have received an opinion of legal satisfaction to such rights involved in such transfer.




This certifies that _______________________________ is the owner of

_____________________ fully paid and non-assessable Shares  of the

Common Shares of the above Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

 IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

Dated ____________________

_________________________         _____________________________________
    Secretary                                   President
                      [SEAL]

        (Reverse side of stock certificate)

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

     TEN COM       --as tenants in common
     TEN ENT       --as tenants by the entireties
     JT TEN        --as joint tenants with right of  survivorship and not
                        as tenants in common
   UNIF GIFT MIN ACT    -- ____________Custodian
                           ____________(Minor) under Uniform Gifts to
                                                 Minors Act
                           ____________(State)

 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ (please insert social security or other identifying number of assignee)

__________________________


_______________________________________________________________
(please print or typewrite name and address of assignee)

_____________________________ Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

               Dated, _______________________________

                     ___________________________________

In presence of    _______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.